Ontario Securities Commission
Commission des valeurs mobilières de l'Ontario
22nd Floor
20 Queen Street West
Toronto ON M5H 3S8
22e étage
20, rue queen ouest
Toronto ON M5H 3S8

IN THE MATTER OF
CRONOS GROUP INC.

SETTLEMENT AGREEMENT

PART I - INTRODUCTION

1. Ontario companies strive to be world leaders in the cannabis space. When public cannabis companies issue financial statements that do not provide accurate information about their financial performance and condition and fail to have adequate controls, they undermine confidence in Ontario's capital markets and leadership in the cannabis space.

2. Cronos Group Inc., an Ontario-based public cannabis company, is being held accountable for improperly recognizing $7.6 million (US $5.8 million) in revenue in its Q1, Q2 and Q3 2019 interim financial statements and for subsequently overstating virtually all of its U.S. goodwill and a significant portion of its U.S. intangible assets by a collective amount of $234.9 million in its Q2 2021 interim financial statements.

3. Cronos restated its Q1, Q2 and Q3 2019 interim financial statements to correct the revenue recognition error upon determining that they had not been prepared in accordance with generally accepted accounting principles (GAAP). The Company again restated its interim financial statements, this time for Q2 2021, to correct its failure to recognize impairment charges for goodwill and intangible assets relating to the U.S. reporting unit. In both instances, Cronos reported related material weaknesses in internal control over financial reporting (ICFR).

4. The parties will jointly file a request that the Capital Markets Tribunal (the Tribunal) issue a Notice of Hearing to announce it will hold a hearing to consider whether, pursuant to section 127 of the Securities Act, RSO 1990, c S.5 (the Act), it is in the public interest for the Tribunal to make certain orders against the Respondent.

2 PART II - JOINT SETTLEMENT RECOMMENDATION 5. Cronos Group Inc. (Cronos, the Company, or the Respondent), consents to the making of an order (the Order) substantially in the form attached as Schedule “A” to this Settlement Agreement based on the facts set out in this Settlement Agreement. 6. For the purposes of this proceeding, and any other regulatory proceeding commenced by a Canadian securities regulatory authority only, the Respondent agrees with the facts set out in Part III of this Settlement Agreement and the conclusion in Part IV of this Settlement Agreement. PART III - AGREED FACTS A. Cronos Uncovers Revenue Recognition Errors in Financial Reporting 7. On February 24, 2020, Cronos publicly announced that it was delayed in completing its 2019 annual financial statements and that it would delay its 2019 fourth quarter and full-year earnings release and conference call. 8. Cronos is a licensed cannabis producer in Canada with international production and distribution. The Company is listed on the TSX (CRON) and NASDAQ (CRON) with a market capitalization of $1.19 billion as of August 29, 2022. Cronos’s brand portfolio includes Peace Naturals, Spinach and hemp-derived CBD brands, Lord Jones, Happy Dance and Peace+. 9. On March 2, 2020, Cronos disclosed that it filed a Form 12b-25 (Notification of Late Filing) with the U.S. Securities and Exchange Commission (SEC) for a 15-day extension of the due date to file its Form 10-K for the year ended December 31, 2019. The Company disclosed that it had been unable to complete its financial statements for fiscal 2019 due to a continuing review by the Audit Committee (the Audit Committee) of the Company's Board of Directors (the Board), with the assistance of outside counsel and forensic accountants, of several bulk resin purchases and sales of products through the wholesale channel (the Transactions) and the appropriateness of the recognition of revenue from the Transactions. 10. On March 17, 2020, Cronos filed a Material Change Report with the OSC and announced that, on the recommendation of its Audit Committee and after consultation with its auditors, its

3 previously issued unaudited interim financial statements for the first, second and third quarters of 2019 would be restated and reissued and should no longer be relied upon. 11. The Company disclosed that its Audit Committee had been conducting a review of the Transactions and the restatement was being made to eliminate certain of these transactions. It announced that it would reduce revenue by $2.5 million (US $1.9 million) for the three months ended March 31, 2019, and by $5.1 million (US $3.9 million) for the three months ended September 30, 2019. The Company further disclosed that, in connection with the restatement, it anticipated that it would report one or more material weaknesses in ICFR when it filed its Form 10-K. 12. On March 30, 2020, the Company announced that the Audit Committee had completed its review of the Transactions and that the Board had determined, on the recommendation of the Audit Committee and advice from its auditor, that the Company would restate its unaudited interim financial statements for the first, second and third quarters of 2019. 13. Cronos filed the restated interim financial statements on March 30, 2020. 14. The restated interim financial statements disclosed that the Audit Committee review had concluded that there were accounting errors in the previously issued interim financial statements for the first and third quarters of 2019 (Q1 2019 and Q3 2019, respectively). In particular, the Company reduced revenue for the three months ended March 31, 2019, by $2.5 million (US $1.9 million) and the three months ended September 30, 2019, by $5.1 million (US $3.9 million). a. Q1 2019 Revenue Recognition Errors 15. In the three months ended March 31, 2019, the revenue recognition error was due to one wholesale transaction that was inappropriately accounted for as revenue in the Company’s originally issued interim financial statements for Q1 2019. The transaction involved the exchange of cannabis dry flower for cannabis resin, with a third party, in two simultaneous transactions entered into in contemplation of one another.

4 16. This transaction did not meet the criteria for revenue recognition in accordance with GAAP, in this case International Financial Reporting Standards (IFRS). The standard applicable to revenue recognition for the transaction was IFRS 15, Revenue from Contracts with Customers. 17. This transaction lacked commercial substance and therefore revenue should not have been recognized. As a result, Cronos had overstated revenue by approximately $2.5 million (US $1.9 million) on the Consolidated Statements of Operations and Comprehensive Income (Loss) in the original Q1 2019 interim financial statements. b. Q3 2019 Revenue Recognition Errors 18. During the three months ended September 30, 2019, there was a similar wholesale transaction involving the exchange of cannabis dry flower for cannabis extracts in three simultaneous transactions which were entered into in contemplation of one another with the same third party. 19. This transaction did not meet the criteria for revenue recognition in accordance with GAAP, in this case IFRS. This transaction lacked commercial substance and therefore revenue should not have been recognized. As a result, Cronos had overstated revenue by approximately $2.1 million (US $1.6 million) on the Consolidated Statements of Operations and Comprehensive Income (Loss) in the original interim financial statements for the three and nine months ended September 30, 2019. 20. During the three months ended September 30, 2019, there was a further wholesale transaction for a sale of dried cannabis to a different third party for which revenue was improperly recognized. 21. This further wholesale transaction did not meet the criteria for revenue recognition in accordance with IFRS 15 because it was deemed to be a consignment sale and lacked commercial substance. As a result, Cronos had overstated revenue by approximately $3.0 million (US $2.3 million) on the Consolidated Statements of Operations and Comprehensive Income (Loss) in the Q3 2019 interim financial statements.

5 c. Material Weaknesses in ICFR: March 2020 22. On March 30, 2020, the Company filed Amended and Restated Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for the first, second and third quarters of 2019. 23. Each of the MD&A for the first, second and third quarters of 2019 disclosed that as of the end of the reporting period, due to material weaknesses, ICFR was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with applicable accounting standards. 24. A material weakness is a deficiency, or combination of deficiencies in ICFR, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. 25. Cronos identified material weaknesses in the following areas: (a) Segregation of Duties: The Company did not maintain adequately designed controls on segregation of purchase and sale responsibilities to ensure accurate recognition of revenue in accordance with IFRS; (b) Non-Routine Transactions: The Company’s controls were not effective to ensure that non-routine transactions, including deviations from contractually established sales terms, were authorized, communicated, identified, and evaluated for their potential effect on revenue recognition; and (c) Risk Assessment: The Company did not appropriately design controls to monitor and respond to changes in its business in relation to their transactions in the wholesale market. 26. Because of the segregation of duties and non-routine transaction deficiencies, the Company restated its interim financial statements in respect of the Transactions to correct the identified misstatements. While the risk assessment deficiency did not directly result in a misstatement, it was a contributing factor in the other material weaknesses described above.

6 27. Together, these deficiencies created a reasonable possibility that a material misstatement to the consolidated financial statements would not have been prevented or detected on a timely basis. B. Cronos Uncovers Errors in Goodwill and Indefinite-Lived Tangible Assets 28. On November 9, 2021, Cronos publicly announced that it had been unable to complete its interim financial statements for the three and nine months ended September 30, 2021 because its Audit Committee required additional time to evaluate goodwill and indefinite-lived intangible assets. Cronos also announced that it expected to record an impairment charge of not less than US $220 million on goodwill and indefinite-lived intangible assets for the three and six months ended June 30, 2021. 29. On the same date, Cronos filed a Material Change Report with the OSC, in which it stated that on the recommendation of its Audit Committee and after consultation with its auditor, the Company would be required to restate its previously issued unaudited interim financial statements for the three and six month period ending June 30, 2021, and that those financial statements should no longer be relied upon. The Company also filed Forms 8-K and 12b-25 with both the OSC and the SEC. 30. On February 18, 2022, Cronos filed restated interim financial statements and an Amended and Restated MD&A for the three and six month period ending June 30, 2021 as the previously filed financial statements had not been prepared in accordance with GAAP, in this case US GAAP. Cronos disclosed that it had performed an interim impairment test on its U.S. reporting unit and the Lord Jones brand, as of June 30, 2021, to determine whether the carrying amount of the reporting unit and indefinite-lived intangible asset, the Lord Jones brand, exceeded their respective fair values. As a result of its analyses, the Company concluded that it should have recorded an impairment charge of US $234.9 million on goodwill and indefinite-lived intangible assets related to its U.S. reporting unit. C. Material Weaknesses in ICFR: February 2022 31. On February 18, 2022, the Company disclosed that its ICFR was ineffective due to the existence of material weaknesses. The material weaknesses contributed to the failure to

7 accurately recognize the value of its goodwill and indefinite-lived intangible assets. Specifically, the Company: (a) did not ensure that senior accounting personnel engaged consistently in appropriate professional conduct and conduct consistent with the Company’s code of business conduct and ethics; and (b) lacked accounting personnel with appropriate level of knowledge and experience in US GAAP. D. MITIGATING FACTORS 32. The following mitigating factors are relevant to Cronos’ revenue recognition errors stemming from material weaknesses in ICFR: (a) Cronos’ Investigation – Cronos had mechanisms in place for employees to submit internal tips and complaints. In addition, Cronos promptly took steps to evaluate employee complaints, including by conducting an internal investigation under the supervision of its Audit Committee, which eventually led to the discovery of material accounting errors in the first and third quarters of 2019; (b) Co-operation - Upon learning of the potential for material accounting errors in previously filed reports, and prior to the completion of its internal investigation, Cronos promptly reported information to the OSC related to potential violations of securities laws in the first quarter and third quarter of 2019 and cooperated with the OSC. Cronos provided timely updates to the OSC and voluntarily produced documents, reports, and other materials, including factual information learned during the course of its internal investigation into the material accounting errors. Cronos further facilitated interviews of current and former officers and employees, including individuals residing outside of Canada; (c) Restatement - On March 30, 2020, Cronos filed amended and restated interim financial statements and MD&A; and

8 (d) Remediation – Cronos identified and implemented several enhancements to remediate the identified weaknesses in ICFR, including developing and implementing new internal accounting controls, developing a new training program regarding accounting related matters, and hiring additional staff with familiarity with applicable accounting requirements. 33. The following mitigating factors are relevant to Cronos’ failure to impair goodwill and indefinite-lived intangible assets stemming from material weaknesses in ICFR: (a) Cronos’ Investigation – Cronos had mechanisms in place for employees to submit internal tips and complaints. In addition, Cronos promptly took steps to evaluate a complaint submitted by an employee, including by conducting an internal investigation under the supervision of its Audit Committee, which eventually led to the discovery of material accounting errors in the second quarter of 2021; (b) Co-operation – Upon learning of the potential for material accounting errors in reports previously filed with the OSC and SEC, and prior to the completion of its internal investigation, Cronos promptly self-reported to OSC and SEC staff information related to potential violations of securities laws in the first quarter and third quarter of 2019. The Company applied for a management cease trade order and fully cooperated with OSC, including by providing all requested information promptly and in a transparent manner. Cronos provided timely updates to OSC staff and voluntarily produced documents, reports, and other materials, including factual information learned during the course of its internal investigation into the material accounting errors; (c) Restatement – On February 18, 2022, Cronos filed amended and restated interim financial statements and MD&A for the second quarter of 2021; and (d) Remediation - Cronos undertook remedial measures upon learning of the material accounting errors, including developing and implementing new internal accounting controls, developing a new training program regarding accounting

9 related matters, and hiring additional staff with familiarity with applicable GAAP requirements. PART IV - NON-COMPLIANCE WITH ONTARIO SECURITIES LAW [AND/OR] CONDUCT CONTRARY TO THE PUBLIC INTEREST 34. By engaging in the conduct described above, the Respondent acknowledges and admits that: (a) the Respondent failed to file interim financial statements prepared in accordance with applicable GAAP, contrary to s. 77 of the Act; and (b) the Respondent acted in a manner contrary to the public interest PART VI - TERMS OF SETTLEMENT 35. The Respondent agrees to the terms of settlement set forth below. 36. The Respondent consents to the Order substantially in the form attached to this Settlement Agreement as Schedule “A”, pursuant to which it is ordered that: (a) this Settlement Agreement is approved; (b) the Respondent pay an administrative penalty in the amount of $1,300,000 by wire transfer before the commencement of the Settlement Hearing, pursuant to paragraph 9 of subsection 127(1) of the Act; (c) Cronos shall submit to a review by an independent consultant, acceptable to the Commission and paid for by Cronos, of practices and procedures including Cronos’ compliance with requirements relating to ICFR, the terms of which are set forth in Schedule “A” to the Order, and institute such changes as the independent consultant recommends; and (d) the Respondent pay costs in the amount of $40,000 by wire transfer before the commencement of the Settlement Hearing, pursuant to section 127.1 of the Act. 37. The Respondent consents to a regulatory order made by any provincial or territorial securities regulatory authority in Canada containing any or all of the sanctions set out in

10 paragraph 36, other than subparagraphs 36 (b) and (d). The applicable sanctions may be modified to reflect the provisions of the relevant provincial or territorial securities law. 38. The Respondent acknowledges that this Settlement Agreement and the Order may form the basis for orders of parallel effect (but, for clarity, without duplication of the sanctions set out in subparagraphs 36 (b) and (d)) in other jurisdictions in Canada. The securities laws of some other Canadian jurisdictions allow orders made in this matter to take effect in those other jurisdictions automatically, without further notice to the Respondent. The Respondent should contact the securities regulator of any other jurisdiction in which the Respondent intends to engage in any securities- or derivatives-related activities, prior to undertaking such activities. PART VII - FURTHER PROCEEDINGS 39. If the Tribunal approves this Settlement Agreement, no enforcement proceeding will be commenced or continued against the Respondent under Ontario securities law based on the misconduct described in Part III of this Settlement Agreement, unless the Respondent fails to comply with any term in this Settlement Agreement. 40. If the Respondent fails to comply with any term in this Settlement Agreement, enforcement proceedings under Ontario securities law may be brought against the Respondent. 41. The Respondent waives any defences to a proceeding referenced in paragraph 39 or 40 that are based on the limitation period in the Act, provided that no such proceeding shall be commenced later than six years from the date of the occurrence of the last failure to comply with this Settlement Agreement. PART VIII - PROCEDURE FOR APPROVAL OF SETTLEMENT 42. The parties will seek approval of this Settlement Agreement at the Settlement Hearing before the Tribunal, which shall be held on a date determined by Registrar, Governance & Tribunal Secretariat of the Commission in accordance with this Agreement and the Tribunal’s Rules of Procedure and Forms. 43. Representatives of the Respondent will attend the Settlement Hearing by video conference.

11 44. The parties confirm that this Settlement Agreement sets forth all facts that will be submitted at the Settlement Hearing, unless the parties agree that additional facts should be submitted at the Settlement Hearing. 45. If the Tribunal approves this Settlement Agreement: (a) the Respondent irrevocably waives all rights to a full hearing, judicial review or appeal of this matter under the Act; and (b) neither party will make any public statement that is inconsistent with this Settlement Agreement or with any additional agreed facts submitted at the Settlement Hearing. 46. Whether or not the Tribunal approves this Settlement Agreement, the Respondent will not use, in any proceeding, this Settlement Agreement or the negotiation or process of approval of this Settlement Agreement as the basis for any attack on the Tribunal’s jurisdiction, alleged bias, alleged unfairness or any other remedies or challenges that may be available. PART IX - DISCLOSURE OF SETTLEMENT AGREEMENT 47. If the Tribunal does not make the Order: (a) this Settlement Agreement and all discussions and negotiations between the parties before the Settlement Hearing will be without prejudice to either party; and (b) the parties will each be entitled to all available proceedings, remedies and challenges, including proceeding to a hearing on the merits of the allegations contained in the Statement of Allegations in respect of the Proceeding. Any such proceedings, remedies and challenges will not be affected by this Settlement Agreement, or by any discussions or negotiations relating to this Settlement Agreement. 48. The parties will keep the terms of this Settlement Agreement confidential until the Tribunal approves the Settlement Agreement, except as is necessary to make submissions at the Settlement Hearing. If, for whatever reason, the Tribunal does not approve the Settlement Agreement, the terms of the Settlement Agreement shall remain confidential indefinitely, unless the parties otherwise agree in writing or if required by law.

12 PART X - EXECUTION OF SETTLEMENT AGREEMENT 49. This Settlement Agreement may be signed in one or more counterparts which together constitute a binding agreement. 50. An electronic copy of any signature will be as effective as an original signature. DATED at Toronto, Ontario, this 17th day of October, 2022. CRONOS GROUP INC. By: I have authority to bind the Corporation. “Terry Doucet” Name: Terry Doucet Title: Senior Vice President, Legal, Regulatory Affairs and Corporate Secretary DATED at Toronto, Ontario, this 19 day of October, 2022. ONTARIO SECURITIES COMMISSION By: “Jeff Kehoe” Name: Jeff Kehoe Title: Director, Enforcement Branch

SCHEDULE “A” FORM OF ORDER Capital Tribunal des 22nd Floor 22e étage Markets des marches 20 Queen Street West 20, rue Queen oust Tribunal financiers Toronto ON M5H 3S8 Toronto ON M5H 3S8 IN THE MATTER OF CRONOS GROUP INC. File No. (Names of panelists comprising the panel) (Day and date order made) ORDER (Sections 127 and 127.1 of the Securities Act, RSO 1990, c. S.5) WHEREAS on [date] the Capital Markets Tribunal held a hearing by videoconference to consider the request for approval of settlement agreement dated [date] (the Settlement Agreement); ON READING the Joint Application for Settlement Hearing, including the Statement of Allegations dated [date] and the Settlement Agreement, the written submissions, and on hearing the submissions of representatives of each of the parties, and on considering Cronos Group Inc. (Cronos) having made payment of each of $1,300,000 and $40,000 to the Commission in accordance with the terms of the Settlement Agreement, IT IS ORDERED that: 1. the Settlement Agreement is approved; 2. Cronos shall pay an administrative penalty of $1,300,000 to the Commission by wire transfer before the commencement of the Settlement Hearing pursuant to paragraph 9 of subsection 127(1) of the Act;. 3. Cronos shall submit to a review by an independent consultant acceptable to the Commission and paid for by Cronos of practices and procedures including Cronos’ compliance with requirements relating to ICFR, the terms of which are set forth in Schedule “A” to this Order, and institute such changes as the independent consultant recommends; and 4. Cronos shall pay costs of the Commission’s investigation in the amount of $40,000 by wire transfer before the commencement of the Settlement Hearing pursuant to section 127.1 of the Act.

2 _________________________________ [Adjudicator] ____________________________ ______________________ [Adjudicator] [Adjudicator]

3 SCHEDULE “A” Ontario Commission des 22nd Floor 22e étage Securities valeurs mobilières 20 Queen Street West 20, rue queen ouest Commission de l’Ontario Toronto ON M5H 3S8 Toronto ON M5H 3S8 IN THE MATTER OF CRONOS GROUP INC. TERMS AND CONDITIONS OF INDEPENDENT REVIEW OF PRACTICES AND PROCEDURES This document is made in connection with the settlement agreement dated [date] (the Settlement Agreement) in File No. [XXX]. All terms in this document have the same meaning as in the Settlement Agreement. Cronos shall: 1. Retain, within thirty (30) days of the date of the Order, at its own expense a qualified independent consultant (the Consultant) not unacceptable to the OSC, to review the Respondent’s internal accounting controls and ICFR. The Consultant's review and evaluation shall include an assessment of the following: (a) The effectiveness of Cronos' internal accounting controls in light of Cronos' business strategy. The review shall include, but not be limited to, a review of the Company's policies, procedures, and controls, relating to (i) revenue recognition, including in its wholesale channel and non-routine transactions, and (ii) the assessment and testing of goodwill and intangible assets for impairment; (b) Cronos' compliance with Ontario securities laws related to ICFR, including but not limited to, the adequacy of Cronos' control environment and risk assessment based upon criteria established in the Internal Control - Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission (COSO); (c) Cronos' employment of a sufficient number of accounting and finance personnel with an understanding of applicable GAAP and financial reporting requirements, as well as the reporting lines of accounting and finance personnel to management and the Board of Directors; and (d) Cronos' training of its employees on matters related to applicable GAAP as well as financial reporting requirements. 2. Provide, within forty-five (45) days of the date of this Order, a copy of the engagement letter detailing the Consultant's responsibilities to a Manager of the Enforcement Branch of the OSC.

4 3. Require the Consultant, at the conclusion of the review, which in no event shall be more than 120 days after the date of the Order, to submit a report of the Consultant to the Respondent and a Manager of the Corporate Finance Branch of the OSC. The report shall address the Consultant's findings and shall include a description of the review performed, the conclusions reached, and the Consultant's recommendations for changes or improvements. 4. Adopt, implement, and maintain all policies, procedures and practices recommended in the report of the Consultant within 120 days of receiving the report from the Consultant. As to any of the Consultant's recommendations about which the Respondent and the Consultant do not agree, such parties shall attempt in good faith to reach agreement within 180 days of the date of the date of the Order. In the event that the Respondent and the Consultant are unable to agree on an alternative proposal, the Respondent will abide by the determination of the Consultant and adopt those recommendations deemed appropriate by the Consultant. 5. Cooperate fully with the Consultant in its review, including making such information and documents available as the Consultant may reasonably request, and by permitting and requiring the Respondent's employees and agents to supply such information and documents as the Consultant may reasonably request, subject to any applicable privilege. 6. To ensure the independence of the Consultant, the Respondent (i) shall not have received legal, auditing, or other services from, or have had any affiliations with, the Consultant during the two years prior to the date of this Order; (ii) shall not have the authority to terminate the Consultant without prior written approval of the OSC; and (iii) shall compensate the Consultant for services rendered pursuant to the Order at their reasonable and customary rates. 7. Require the Consultant to enter into an agreement that provides that for the period of engagement and for a period of two years from completion of the engagement, the Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Respondent, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity. The agreement will also provide that the Consultant will require that any firm with which they are affiliated or of which they are a member, and any person engaged to assist the Consultant in performance of their duties under this order shall not, without prior written consent of the OSC, enter into any employment, consultant, attorney-client, auditing or other professional relationship with the Respondent, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of engagement and for a period of two years after the engagement. 8. The reports by the Consultant will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (1) pursuant to court order, (2) as agreed to by the parties in writing, (3) to the extent that the OSC determines in its sole discretion that disclosure would be in furtherance of the OSC’s discharge of its duties and responsibilities, or (4) is otherwise required by law. 9. Require the Consultant to report to a Manager of the Enforcement Branch of the OSC on its activities as the OSC may request.

5 10. Respondent agrees that the OSC may extend any of the dates set forth above at its discretion. 11. Certify, in writing, compliance with the requirements(s) set forth above. The certification shall identify the requirements(s), provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The OSC may make reasonable request for further evidence of compliance, and the Respondent agrees to provide such evidence. The certification and reporting material shall be submitted to the Manager of the Corporate Finance Branch of the OSC no later than thirty days (30) from the date of the completion of the requirements.